Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-275243 on Form S-1 of our report dated June 28, 2023, relating to the financial statements of Falcon’s Beyond Global, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Tampa, Florida
November 29, 2023